UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

5/12/2005

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Charles Horne, 45, has been appointed as Senior Vice President and Controller of Safeco Corporation effective May 12, 2005. Mr. Horne, previously Vice President, Audit Services, has led Safeco’s internal audit department since July 2002. Before joining Safeco, he served as Finance Director for the Worldwide Procurement and Supply Chain organization at Dell Computer Corporation (now Dell, Inc.) as well as other key financial roles at that company from March 1998 through July 2002. Before joining Dell, Mr. Horne was Director of Audit Services at Silicon Graphics Computer Systems (now Silicon Graphics, Inc.) from 1994 to 1998, and he previously held a variety of finance, controller and audit positions at Raychem Corporation and Coopers & Lybrand (now PricewaterhouseCoopers). There is no arrangement or understanding between Mr. Horne and any other persons pursuant to which Mr. Horne was appointed to his new position and there are no related party transactions between Mr. Horne and Safeco.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1    Press release “Charles Horne Named Senior Vice President and Controller at Safeco” dated May 12, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAFECO CORPORATION
Registrant

Dated: May 12, 2005	/s/ Christine B. Mead
Christine B. Mead Chief Financial Officer and Executive Vice President